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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "AGREEMENT") is made and entered into as of the 1st day of October 1996, by and between EDUDATA CORPORATION, a Delaware corporation (the "COMPANY"), and Robert H. Gurevitch ("EXECUTIVE").


         1.      ENGAGEMENT AND DUTIES.

                 (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages and employs Executive as an employee of the Company, with the title and designation of Chairman of the Board of Directors, Chief Executive Officer and President. Executive hereby accepts such engagement and employment.

                 (b) Executive shall be responsible for the oversight and management of the Company's operations. Executive shall report directly to the Board of Directors of the Company (the "BOARD").

                 (c) Executive agrees to devote his primary business time, energies, skills, effort and attention to his duties hereunder and will not render any material services to any other business concern. Executive will use his best efforts and abilities faithfully and diligently to promote the Company's business interests.

                 (d) Except for routine travel incident to the business of the Company, Executive shall perform his duties and obligations under this Agreement principally from an office provided by the Company in Westlake Village, California.

         2. TERM OF EMPLOYMENT. Executive's employment pursuant to this Agreement shall commence on the date set forth above and shall terminate on the earliest to occur of any of the following:

                 (a) the later to occur of (i) October 1, 1999, and (ii) the third anniversary (the "OFFERING ANNIVERSARY") of the effective date of a public offering of the Company's equity securities to be underwritten by M.H. Meyerson & Co., Inc. (the "PUBLIC OFFERING"); provided, however, that this subpart (a)(ii) shall not apply if the registration statement to be filed with the United States Securities and Exchange Commission (the "COMMISSION") in connection with the Public Offering (the "REGISTRATION STATEMENT") has not been declared effective by the Commission on or prior to June 30, 1997.

                 (b) at any time, without cause, upon delivery by the Company to Executive of 30 days' written notice of termination;


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                 (c)              upon the death of Executive;

                 (d) upon delivery by the Company to Executive of written notice of termination if Executive shall suffer a physical or mental disability which renders Executive, in the reasonable judgment of the Board, unable to perform his duties and obligations under this Agreement for 30 days in any 12-month period; or

                 (e) immediately upon delivery by the Company to Executive of written notice of termination "for cause," by reason of: (i) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to the Company, its subsidiaries, its properties, assets or business or its stockholders, officers, directors or employees; (ii) any act of Executive involving any fraud, misappropriation or embezzlement, involving properties, assets or funds of the Company or any of its subsidiaries; (iii) Executive's failure to perform his normal duties or any provision of this Agreement, in either case, as directed by the Board; (iv) conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of the Company or its subsidiaries, (B) any felony offense, or (C) any crime of moral turpitude; or (v) the chronic or habitual use of non-prescription drugs or consumption of alcoholic beverages.

         3.      COMPENSATION

                 (a) During the term of his employment pursuant to this Agreement, the Company shall pay to Executive a base salary (the "BASE SALARY") at an annual rate of $180,000 until February 28, 1997 and thereafter at an annual rate of $275,000. The base salary shall be payable in installments throughout the year in the same manner and at the same times the Company pays base salaries to other employees of the Company. Executive's performance will be reviewed annually and, his base salary may be adjusted by the Board in the exercise of its sole discretion; provided, however, that in no event shall Executive's Base Salary be adjusted to (i) an annual rate of less than $180,000 prior to March 1, 1997 and (ii) an annual rate of less than $275,000 on or after March 1, 1997.

                 (b) The Company shall pay to Executive a car allowance during the term of his employment pursuant to this Agreement at a rate of $400 per month. The Company shall also provide Executive with a gas credit card from a vendor of Executive's choosing.

                 (c) Executive shall be entitled to two weeks vacation during each year of his employment pursuant to this Agreement.

                 (d) Executive, upon presentation of receipts or other appropriate documentation, shall be entitled to reimbursement from the Company for the reasonable costs and expenses which he incurs solely in connection with the performance of his duties and obligations under this Agreement.

                 (e) The Company may deduct from any compensation payable to Executive the amounts sufficient to cover applicable federal, state and/or local income tax withholding, old-





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age and survivors' and other social security payments, state disability and other insurance premiums and payments.

         4. OTHER BENEFITS. During the term of his employment hereunder, Executive shall be eligible to participate in the medical and dental insurance programs (the "BENEFIT PLANS") maintained by the Company; provided, however, that nothing contained in this Section 4 shall, in any manner whatsoever, directly or indirectly, require or obligate the Company to adopt or implement, or to prevent, preclude or otherwise prohibit the Company from amending, modifying, curtailing, discontinuing or otherwise terminating the Benefit Plans at any time (whether during or after the term hereof).

         5. COMPENSATION UPON TERMINATION. Upon termination of this Agreement, Executive shall receive all Base Salary earned through the date of termination. If Executive's employment is terminated by the Company during the term hereof pursuant to Section 2(b) hereof, Executive shall receive as severance: (a) an amount equal to all Base Salary which would have been payable to Executive through the earlier to occur of (i) September 30, 1999 and (ii) the three-month anniversary of the Executive's final date of employment with the Company, in either case payable at the rate of Executive's Base Salary at the time of his termination; (b) the right to participate in all Company Benefit Plans for a period of 12 months following the date of his termination; and (c) the full vesting of all option rights granted to Executive by the Company. If Executive's employment hereunder should be terminated for any of the reasons set forth in Sections 2(a) and 2(c) through 2(e) hereof, Executive shall not be entitled to any severance pay, benefits continuance or other compensation not expressly set forth in the first sentence of this Section 5.

         6. CONFIDENTIALITY AND TRADE SECRETS. Executive shall not, at any time during or after the term of his employment, exploit, use for any purpose not specifically related to Executive's employment by the Company pursuant to the terms of this Agreement or disclose to any person (except as required by law after first notifying the Company and giving the Company an opportunity to object) any confidential information including, but not limited to: price lists, pricing information, customer lists, customer names, financial information, knowledge, trade secrets, know-how, unprinted or printed data, and related intangible property developed during or prior to the term of this Agreement, belonging to, used by, or developed by or for the benefit of the Company (collectively, the "TRADE SECRETS").

         7. RETURN OF CORPORATE PROPERTY AND TRADE SECRETS. Upon any termination of this Agreement, Executive shall turn over to the Company all property, writings or documents then in his possession or custody belonging to or relating to the affairs of the Company or comprising or relating to Trade Secrets.

         8. DISCOVERIES AND INVENTIONS. If Executive, while employed by the Company, makes, either solely or jointly with others, any discovery, improvement or invention which would pertain or relate in any way to the business, products, publications or processes of the Company, its subsidiaries or affiliates, such discovery, improvement or invention (whether or not of patent, copyright or trademark nature) shall be the exclusive property of the Company.





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Executive shall execute and deliver to the Company without further compensation, any and all documents which the Company deems necessary or appropriate to prepare or prosecute applications for patents, copyrights, or trademarks upon such discovery, improvement or invention, for the purposes of assigning and transferring to the Company Executive's entire right, title and interest in and to such discovery, improvement or invention, and patents, copyrights or trademarks therefor, and otherwise more fully and perfectly to evidence the Company's ownership thereof. This Section 8 shall not apply to any discovery, improvement or invention Executive made prior to the commencement of Executive's employment with the Company.

         9. NON-COMPETITION. Executive agrees that, during the term of this Agreement, Executive will not have any ownership interest (of record or beneficial) in or have any interest as an employee, salesman, consultant, officer or director of, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business which is competitive with the Company anywhere in the world (a "COMPETITIVE ACTIVITY"); provided, however, that Executive may own, directly or indirectly, solely as an investment, securities of any person which is in competition with the Company, which securities are traded in any national securities exchange or market, if Executive (x) is not a controlling person of, or a member of a group which controls, such person; or (y) does not, directly or indirectly, own two percent or more of any class of securities of such person (a "PERMITTED COMPETITIVE ACTIVITY"). Additionally, during the term of this Agreement and the three-year period following the termination of this Agreement, Executive agrees not to: (a) request or advise any then current employee of the Company to leave the employ of the Company or (b) make an offer of employment to any person who was employed by the Company in the six months immediately preceding the making of such employment offer. Further, Executive agrees that during the three-year period following the termination of this Agreement, in each year that the Company provides Executive with a payment of $10,000 (the "Post Termination Payment") (which Post Terminating Payments, if any, shall be due and paid to Executive on the date of the termination of this Agreement and the first and second anniversaries thereof), Executive will not engage in any Competitive Activity other than a Permitted Competitive Activity; provided, however, that if the Company fails to make any Post Termination Payment when due Executive shall have no further objections to the Company with respect to the agreements contained in this sentence.

         10. SECURITIES REPURCHASE RIGHT. If prior to the later to occur of (1) October 1, 1999, and (b) the Offering Anniversary (provided, however, that this subpart (b) shall not apply if the Registration Statement has not been declared effective by the Commission on or prior to June 30, 1997), Executive employment hereunder is terminated and Executive engages in any Competitive Activity other than a Permitted Competitive Activity, then the Company shall have the right to purchase from Executive that number of shares of the Company's Common Stock, par value $0.01 per share, (the "COMMON STOCK") equal to fifty percent of (x) the greater of the number of shares of Common Stock held by Executive on (i) October 1, 1996 or (ii) the date that the Registration Statement is declared effective by the Commission (provided, however, that this subpart (x)(i) shall not apply if the Registration Statement is not declared effective by the Commission on or prior to June 30, 1997) (the "ORIGINAL SHARES") less the number of Original Shares sold by Executive prior to the date of termination of this Agreement (the "TERMINATION DATE") pursuant to Rule 144 ("RULE 144 SALES") under the Securities Act of 1933, as amended, plus (y) the number of shares of Common Stock, if any, acquired by Executive prior to the Termination Date pursuant to the exercise of any options and/or warrants granted to Executive in consideration of services rendered to the Company by Executive (the "OPTION SHARES") less the number of Option Shares sold in Rule 144 Sales. The per share purchase price of any share of the Common Stock purchased by the Company pursuant to this Section 10 shall equal fifty percent of the fair market value of a share of the Common Stock on the Termination Date. For





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the purposes of this Section 10, fair market value shall mean price (1) if the
Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or any successor to either of such exchange, the average of the closing price (as reported by such exchange) for the Common Stock for the ten trading days immediately preceding the Termination Date, (2) if the Common Stock is traded in the Nasdaq National Market, the Nasdaq Small Cap Market or any successor to either of such markets, the average of the last sale price (as reported by such market) for the ten trading days immediately preceding the Termination Date, or (3) if the Common Stock is not listed on any such exchange or market, the good faith determination of the Board as to the value of a share of Common Stock on the Termination Date. Notwithstanding anything herein to the contrary, the provisions of this Section 10 shall not apply, and the Company shall have no purchase right, if Executive is terminated without cause, or if Executive terminates his employment with the Company as a result of any breach by the Company of its obligations hereunder. The certificates representing the shares of Common Stock which are subject to this Section 10 shall bear a legend indicating that such shares are subject to this Section.

         11. INJUNCTIVE RELIEF. Executive hereby recognizes, acknowledges and agrees that, in the event of any breach by Executive of any of his covenants, agreements, duties or obligations hereunder, the Company would suffer great and irreparable harm, injury and damage, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered as a result of such breach, and the Company would not be reasonably or adequately compensated in damages in any action at law.
Executive therefore covenants and agrees that, in addition to any other remedy the Company may have at law, in equity, by statute or otherwise, in the event of any breach by Executive of any of his covenants, agreements, duties or obligations hereunder, the Company shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the rights of the Company, or any of the covenants, agreements, duties or obligations of Executive hereunder, and/or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the Company or any affiliate thereof resulting therefrom; provided, however, that nothing contained in this Section 11 shall be deemed or construed in any manner whatsoever as a waiver by the Company of any of the rights which the Company may have against Executive at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Executive of any of his covenants, agreements, duties or obligations hereunder.

         12.     ARBITRATION.

                 (a) General. All disputes, controversies or unresolved questions that arise under or with respect to this Agreement shall be settled by arbitration under this Section 12. The party desiring arbitration shall give notice to that effect to the other party. Arbitration shall be conducted in accordance with the Employment Dispute Resolution Rules or then existing rules for arbitration of employment disputes issued by the American Arbitration Association. Any arbitration proceedings hereunder shall be held in Los Angeles County, California, United States of America before a panel of three arbitrators (one selected by Executive, one selected by the





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Company and one selected by the other two arbitrators).  The arbitrators shall only interpret and apply the terms and provisions of this Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in this Agreement (or any agreement relating hereto). The arbitration of such issues, including the determination of any amount of damages suffered by any party, shall be final and binding upon the parties hereto to the maximum extent permitted by law. The parties intend that this Section 12 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.

                 (b) Exception. Notwithstanding the foregoing provisions of this Section 12, a party having given the other party at least ten days' notice of the other party's alleged breach may in good faith seek immediate equitable relief from a court of competent jurisdiction to enable the instituting party to prevent irreparable harm (alleged to arise from the alleged breach) pending arbitral relief.

                 (c) Arbitrators' Fees. The prevailing party shall recover all fees, costs and expenses of any arbitrator, whether selected by the Executive on the one hand or Company on the other hand.

                 (d) Expedited Procedure. By mutual agreement, the parties may agree to have the arbitration conducted on an expedited basis. Thereafter, the arbitrator shall be empowered to expedite the proceedings by all reasonable means consistent with a fair hearing of the dispute. Such means may include the imposition of accelerated discovery and hearing schedules, requiring submissions within abbreviated time periods and imposing limits on numbers of witnesses and the length of hearings.

                 (e) Enforcement. Judgment upon the decision of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement is sought.

         13. ATTORNEYS' FEES. If any action, suit, arbitration or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, "ATTORNEYS' FEES" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

         14.     MISCELLANEOUS.

                 (a) Notices. All notices, requests and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:





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                          If to Company:

                          EDUDATA CORPORATION
                          200 North Westlake Boulevard, Suite 202
                          Westlake Village, California  91362
                          Attn:  ____________________
                          Telephone:  (805) 381-2700
                          Fax:  (805) 374-1966

                          If to Executive:

                          Robert H. Gurevitch
                          __________________________
                          __________________________
                          Telephone:  (   )
                          Fax:  (   )

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

                 (b) Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

                 (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                 (d) Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                 (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 (f) Business Day. If the last day permissible for delivery of any Notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such Notice or performance shall be





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extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

                 (g) Successors and Assigns. This Agreement and all obligations and benefits of Executive and the Company hereunder shall bind and inure to the benefit of Executive and the Company, their respective affiliates, and their respective successors and assigns. Conversely, no assignment of this Agreement, of any of the rights and/or duties hereunder by any party hereto shall be valid without the prior written consent of the other party.

                 (h) Amendments and Waivers. No amendment or waiver of any term or provision of this Agreement shall be effective unless made in writing. Any written amendment or waiver shall be effective only in the instance given and then only with respect to the specific term or provision (or portion thereof) of this Agreement to which it expressly relates, and shall not be deemed or construed to constitute a waiver of any other term or provision (or portion thereof) waived in any other instance.

  In witness whereof, the parties have executed this Agreement as of the date first set forth above.


Company:                                           Executive:

EDUDATA CORPORATION



By:  /s/  ROBERT H. GUREVITCH                      /s/  ROBERT H. GUREVITCH
    -------------------------                      -------------------------
Its: Chairman of the Board                              Robert H. Gurevitch
    -------------------------
















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